EXHIBIT 99.1

Contact:

Erin Nolan Smith

+1-508-851-1251

ir@axeda.com

Axeda Systems Inc. Reports First Quarter 2005 Financial Results

Record revenues and customer acquisition show momentum for DRM

Mansfield, MA – May 2, 2005 - Axeda Systems Inc. (Nasdaq: XEDAC), the world’s leading provider of device relationship management (DRM) enterprise software and services, today announced financial results for its first quarter 2005.

For the first quarter ended March 31, 2005, the Company reported total revenues of $3.9 million, a record result for its DRM business. This represents 4% growth from fourth quarter 2004 revenues and 9% growth from the first quarter of 2004. Q1 2005 operating loss was $1.1 million, representing a 68% reduction from Q1 2004, while net loss was reduced to $0.2 million over the same period, a 91% reduction.

“The quarter-to-quarter sequential growth we are experiencing is a clear indicator of Axeda’s momentum in the market,” said Robert M. Russell Jr., chairman and CEO of Axeda. “With the addition of a record number of DRM customers signed this quarter, I am extremely pleased with the performance of the Axeda team and our technology in the marketplace.”

Financial Results Conference Call Information

A conference call to discuss the financial results will be held today at 5:30 p.m. Eastern Time. Investors may access this call live at http://www.axeda.com/q1earnings or dial in to (800) 627-7382 or (706) 758-9686. A web replay of the call will be available at http://www.axeda.com/q1earnings following the call. A digital recording will be available two hours after the completion of the conference until May 16, 2005 at (800) 642-1687 or (706) 645-9291 Conference ID: 5702613.

Nasdaq Update

As was stated in a company press release on March 25, 2005, Axeda was granted an extension from the Nasdaq Listings Qualifications Panel that allows the Company stock to continue to be listed on The Nasdaq SmallCap Market, via an exception from Nasdaq’s stockholders’ equity and minimum bid price requirements. In granting the exception NASDAQ required that the Company demonstrate a $2.5 million shareholder’s equity balance in Q1 2005. Axeda’s Q1 2005 equity balance is $2.5 million so this portion of the exception has been met. Our exception will now continue until June 30, 2005, by which time we must achieve a bid price of at least $1.00 and thereafter maintain a $1.00 bid price for a minimum of ten consecutive business days.

About Axeda

The Company’s flagship product, the Axeda® DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly™ technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

©2005 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

This press release may contain certain forward-looking statements that relate to Axeda’s future performance. These forward-looking statements include, but are not limited to, those regarding Axeda’s products and markets, and may include implied statements concerning market acceptance of Axeda’s products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda’s ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda’s patents could be developed and patented by others; Axeda’s customers’ ability to implement or integrate Axeda’s DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda’s DRM solutions; Axeda’s ability to maintain compliance with the minimum listing requirements of The Nasdaq SmallCap Market, including but not limited to the requirement that the Company maintain a minimum $1.00 bid price as the Company’s shares are currently trading below $1.00 and the requirement that the Company have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years as the Company had a stockholders’ equity balance of $2,489,000 as of December 31, 2004; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Axeda’s ability to service the principal and interest payments under its outstanding secured convertible term note either through stock conversions or cash payments when due and the risk that the lender could foreclose on its security interest in substantially all of Axeda’s assets if Axeda defaults on its payments under the notes. Investors are advised to read Axeda’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Factors Affecting Operating Results” and “Risk Factors” for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.

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AXEDA SYSTEMS INC. AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$1,891	$2,429
Accounts receivable, net	4,173	4,108
Prepaid expenses and other current assets	647	714

Total current assets	6,711	7,251

Furniture and equipment, net	1,147	1,308
Goodwill	3,640	3,640
Identifiable intangible assets, net	830	949
Other assets	899	946

Total assets	$13,227	$14,094

Current liabilities:
Current portion of notes payable	$751	$293
Accounts payable	1,560	1,436
Accrued expenses	3,963	3,923
Income taxes payable	888	780
Deferred revenue	1,604	1,521

Total current liabilities	8,766	7,953

Non-current liabilities:
Notes payable, less current portion	1,820	2,052
Other non-current liabilities	92	103
Financing-related liability	—	3,243

Total liabilities	10,678	13,351

Total stockholders’ equity	2,549	743

Total liabilities and stockholders’ equity	$13,227	$14,094

AXEDA SYSTEMS INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenues:
License	$2,285	$2,334
Services and maintenance	1,581	1,181
Hardware	2	20

Total revenues	3,868	3,535

Cost of revenues:
License	123	194
Services and maintenance	768	1,123
Software amortization	112	112

Total cost of revenues	1,003	1,429

Gross profit	2,865	2,106

Operating expenses:
Research and development (R&D)
Other R&D expense	884	1,091
Sales and marketing (S&M)
Non-cash compensation	—	45
Other S&M expense	1,554	2,126
General and administrative (G&A)
Non-cash compensation	—	30
Other G&A expense	1,287	1,898
Depreciation and amortization	196	263

Total operating expenses	3,921	5,453

Operating loss	(1,056)	(3,347)

Other income (expense):
Other income (expense), net	1,317	740
Interest income (expense), net	(390)	(12)

Loss before income taxes	(129)	(2,619)

Provision for income taxes	106	20

Net loss	$(235)	$(2,639)

Basic and diluted net loss per weighted average common share outstanding	$(0.01)	$(0.08)

SHARES

Weighted average number of common shares outstanding used in calculation of basic and diluted net loss per share	32,777	32,413